Exhibit 99.1

Markforged Announces Third Quarter 2023 Results

Announcing Cost Restructuring Initiatives

WALTHAM, Mass. – Markforged Holding Corporation (NYSE: MKFG) (the “Company”), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, today announced its financial results for the third quarter and nine months ended September 30, 2023.

Third Quarter 2023 Financial Results Compared To Third Quarter 2022

•
Revenue was $20.1 million compared to $25.2 million.
•
Gross margin was 45.7% compared to 48.6%.
•
Non-GAAP gross margin was 46.9% compared to 49.2%.
•
Operating expenses were $59.6 million, inclusive of a non-cash goodwill impairment charge of $29.5 million as a result of the Company’s performance during the third quarter and decline in forecasted revenue in 2023, compared to $35.1 million.
•
Non-GAAP operating expenses were $24.9 million compared to $28.5 million.
•
Net loss was $51.4 million compared to net loss of $23.0 million.
•
Non-GAAP net loss was $13.8 million compared to a loss of $15.1 million.
•
Cash, cash equivalents, and short-term investments were $126.0 million as of September 30, 2023 compared to $136.0 million as of June 30, 2023.

Nine Months Ended September 30, 2023 Financial Results Compared To Nine Months Ended September 30, 2022

•
Revenue was $69.6 million compared to $71.3 million.
•
Gross margin was 47.0% compared to 51.6%.
•
Non-GAAP gross margin was 48.2% compared to 52.1%.
•
Net cash used in operating activities was $40.0 million compared to $65.3 million.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

“While the medium-to-long-term opportunity for Markforged to help manufacturers reduce costs and strengthen supply chain resiliency remains intact, our third quarter results reflect worsening macroeconomic headwinds in the final weeks of the quarter, which delayed several large deals that we had expected to close,” said Shai Terem, President and CEO of Markforged. “We remain laser focused on profitability. In light of these headwinds, which have persisted into the fourth quarter, we have implemented cost reduction efforts to align our operating expenses to match anticipated near-term demand. With that, the overwhelming excitement surrounding our new product introductions at Formnext 2023 last week is a testament to the transformative impact our offerings are set to make in the manufacturing industry. In particular, the customer enthusiasm surrounding the FX10 is reinforcing our confidence that Markforged is well-positioned for strong growth as macroeconomic uncertainty clears.”

Business Updates

•
Accelerated Macroeconomic Uncertainty Impacts Near-Term Demand. In line with Markforged’s preliminary announced results, revenue for the third quarter was $20.1 million. Stronger than expected macroeconomic headwinds impacted demand for the Digital Forge and delayed orders toward the end of the quarter. These challenges have continued into the fourth quarter. The persistent high cost of capital and uncertainty in the macro environment is restricting capital investment in the short term, more than previously anticipated.
•
Accelerating Cost Reduction Efforts. In response to these continuing economic headwinds, Markforged has completed a restructuring that coupled with other cost reduction efforts is expected to deliver operating costs savings of approximately $9 - $12 million in 2024, mostly driven by an approximately ~10% headcount reduction.
•
Digital Source Launch. In the third quarter, Markforged achieved another critical milestone toward the future of distributed manufacturing with the launch of Digital Source. Digital Source is an on-demand parts platform for the licensing and 3D-printing of manufacturer-certified parts when and where they are needed, without the cost or hassle of physical inventory. While the Company’s focus in 2024 is building out the Digital Source platform, the Company believes the opportunity for high margin revenue streams will be a growth catalyst in the years to come as Markforged is already seeing early engagement from customers.
•
New Innovations Expand Addressable Market. Continuing Markforged’s track record of innovation, the Company introduced two new products last week at Formnext. The first, the FX10, is Markforged’s next generation composite 3D printer for the factory floor. Building on the precision and reliability of the X7, but nearly twice as large and twice as fast as its predecessor, the FX10 is built to supercharge manufacturing productivity and profitability by boosting production yields while decreasing operating costs. The company started building a backlog of orders for the FX10 into 2024. Markforged also introduced Vega, an ultra high-performance, carbon fiber filled PEKK material for 3D printing critical aerospace parts. These innovations complement the Digital Forge, and further increase the Company’s addressable market by helping customers solve more applications on the factory floor.

2023 Financial Outlook

The uncertain macro environment and relatively high cost of capital have weighed on Markforged’s customers’ purchasing behavior more than expected. Therefore, Markforged is maintaining its revised revenue guidance the Company shared with preliminary results of $90.0 - $95.0 million.

Markforged expects non-GAAP gross margins to be within the range of 47% to 48%, which is within the range of the Company’s previous guidance.

Markforged is committed to pursuing profitable growth over time. As such, Markforged has recently announced a company-wide reorganization that coupled with additional cost reduction efforts is expected to generate annualized opex savings of $9 to $12 million in 2024. Including a one time restructuring costs, estimated at approximately $0.9 million, operating loss for the year is expected to be within the range $59 - $61 million.

Non-GAAP EPS loss per share is expected to be between $0.26 - $0.28 including restructuring costs.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 5:00 p.m. ET today, Monday, November 13, to discuss the results.

Participants may access the earnings press release, related materials and the audio webcast by visiting the investors section of the Company's website at https://investors.markforged.com/

To participate in the call, please dial 1-877-407-9039 or 1-201-689-8470 ten minutes before the scheduled start.

For those unable to listen to the live conference call, a replay will be available on the Company's website and telephonically until Monday, November 27, 2023, 11:59 PM ET by dialing 1-844-512-2921 or 1-412-317-6671, passcode 13737743.

About Markforged

Markforged (NYSE:MKFG) is enabling more resilient and flexible supply chains by bringing industrial 3D printing right to the factory floor. Our additive manufacturing platform The Digital Forge allows manufacturers to create strong, accurate parts in both metal and advanced composites. With over 10,000 customers in 70+ countries, we’re bringing on-demand industrial production to the point of need. We are headquartered in Waltham, Mass where we design the hardware, software and advanced materials that makes The Digital Forge reliable and easy to use. To learn more, visit www.markforged.com.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that non-GAAP gross margin, non-GAAP operating profit (loss), and non-GAAP earnings per share, each a non-GAAP financial measure, is useful in evaluating the performance of our business.

These non-GAAP measures have limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

We recommend that you review the reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release, and that you not rely on any single financial measure to evaluate our business. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

Investors should note that beginning with the second quarter of 2022, we have modified the presentation of “non-recurring costs” included in non-GAAP gross margin, non-GAAP operating profit (loss), non-GAAP net profit (loss) and non-GAAP earnings per share metrics to include certain non-recurring litigation costs. Beginning with the fourth quarter of 2022, we modified the presentation to remove the impact of the amortization of our intangible assets. We use these metrics to provide an understanding of the results of our core business performance and believe these litigation and amortization costs are not indicative of the performance of our core business’ operations. This change increases “non-recurring costs” by $0.6 million, $1.0 million, and $0.8 million in the first through third quarters of 2022, respectively. The exclusion of amortization impacts non-GAAP net profit (loss) by $5.0 thousand and $37.0 thousand in the second through third quarters of 2022, respectively. To conform to the current period’s presentation, we have included non-recurring litigation costs as “non-recurring costs” when presenting the foregoing non-GAAP figures for the year to date period.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•
Non-GAAP gross margin is defined as GAAP gross profit (loss), less stock-based compensation expense, amortization, and certain non-recurring costs, divided by revenue.
•
Non-GAAP operating profit (loss) is defined as GAAP operating profit (loss) less stock-based compensation expense, amortization, and certain non-recurring costs.
•
Non-GAAP net profit (loss) is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs.
•
Non-GAAP earnings per share is defined as GAAP net profit (loss) less stock-based compensation expense, net change in fair value of warrant liabilities and contingent earnout liabilities, amortization, and certain non-recurring costs, divided by diluted weighted average shares outstanding for the period.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although Markforged believes that it has a reasonable basis for each forward-looking statement contained in this press release, Markforged cautions you that these statements are based on a combination of facts and factors currently known by it and its projections of the future, about which it cannot be certain. Forward-looking statements in this press release include, but are not limited to, future growth rate, revenue, gross profit margin and earnings guidance; the impact of infrastructure investments; the impact of the company-wide restructuring; timing for achieving profitability; our ability to fulfill orders for our products in a timely fashion in the future; expected growth of the size of and opportunity to increase our addressable market; the timing of launches and the rate and extent of adoption of our products, including, but not limited to, our most recently introduced products; market trends in the manufacturing industry; the duration and impact of macroeconomic factors; and the benefits to consumers, functionality and applications of Markforged’s products. Markforged cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, general economic, political and business conditions; the ability of Markforged to maintain its listing on the New York Stock Exchange; the effect of COVID-19 on Markforged’s business and financial results; the outcome of any legal proceedings against Markforged; and those factors discussed under the header “Risk Factors” in Markforged’s most recent periodic and other filings with the SEC. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that Markforged will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent Markforged’s views as of the date of this press release. Markforged anticipates that subsequent events and developments will cause its views to change. However, while Markforged may elect to update these forward-looking statements at some point in the future, Markforged has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing Markforged’s views as of any date subsequent to the date of this press release.

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2023 and December 31, 2022
(In thousands, except share data and par value amounts) (Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$98,166	$124,242
Short-term investments	27,800	43,690
Accounts receivable, net of allowance for expected credit losses ($483 and $1,559, respectively)	22,298	29,294
Inventory	28,720	26,409
Prepaid expenses	2,172	2,847
Other current assets	3,296	3,334
Total current assets	182,452	229,816
Property and equipment, net	17,210	18,298
Goodwill	—	31,116
Intangible assets	16,182	17,626
Right-of-use assets	38,080	45,955
Other assets	3,520	3,130
Total assets	$257,444	$345,941
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,612	$14,425
Accrued expenses	8,352	9,663
Deferred revenue	8,423	8,854
Operating lease liabilities	7,592	8,022
Other current liabilities	44	—
Total current liabilities	36,023	40,964
Long-term deferred revenue	5,689	5,358
Contingent earnout liability	4,924	2,415
Long-term operating lease liabilities	37,060	40,608
Other liabilities	3,104	4,042
Total liabilities	86,800	93,387
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at September 30, 2023 and December 31, 2022; 197,605,658 and 194,560,946 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	362,604	352,564
Accumulated deficit	(190,466)	(101,097)
Accumulated other comprehensive (loss) income	(1,513)	1,068
Total stockholders’ equity	170,644	252,554
Total liabilities and stockholders’ equity	$257,444	$345,941

MARKFORGED HOLDING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2023 and 2022
(In thousands, except share data and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$20,075	$25,208	$69,614	$71,294
Cost of revenue	10,907	12,959	36,891	34,514
Gross profit	9,168	12,249	32,723	36,780
Operating expenses
Sales and marketing	8,194	11,783	28,436	35,104
Research and development	9,724	10,421	30,390	31,375
General and administrative	12,202	12,873	36,450	38,094
Goodwill impairment	29,467	—	29,467	—
Total operating expenses	59,587	35,077	124,743	104,573
Loss from operations	(50,419)	(22,828)	(92,020)	(67,793)
Change in fair value of warrant liabilities	(94)	(448)	220	1,221
Change in fair value of contingent earnout liability	(2,502)	(656)	(2,509)	50,982
Other expense	(55)	(39)	(277)	(429)
Interest expense	(127)	(2)	(243)	(11)
Interest income	1,602	1,006	4,870	1,380
Loss before income taxes	(51,595)	(22,967)	(89,959)	(14,650)
Income tax (benefit) expense	(233)	3	(590)	6
Net loss	$(51,362)	$(22,970)	$(89,369)	$(14,656)
Weighted average shares outstanding - basic	197,410,137	189,766,945	196,391,315	188,225,543
Weighted average shares outstanding - diluted	197,410,137	189,766,945	196,391,315	188,225,543
Net loss per share - basic	$(0.26)	$(0.12)	$(0.46)	$(0.08)
Net loss per share - diluted	(0.26)	(0.12)	(0.46)	(0.08)

MARKFORGED HOLDING CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Three and Nine Months Ended September 30, 2023 and 2022

(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(51,362)	$(22,970)	$(89,369)	$(14,656)
Other comprehensive loss, net of taxes:
Unrealized loss on available-for-sale marketable securities, net	(17)	—	(42)	—
Foreign currency translation adjustment	(993)	(1,612)	(2,539)	(1,612)
Total comprehensive loss	$(52,372)	$(24,582)	$(91,950)	$(16,268)

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY NATURE OF PRODUCTS AND SERVICES
(In thousands) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Hardware	$12,154	$17,571	$43,855	$48,098
Consumables	5,162	5,568	18,099	16,913
Services	2,759	2,069	7,660	6,283
Total Revenue	$20,075	$25,208	$69,614	$71,294

MARKFORGED HOLDING CORPORATION
DISAGGREGATED REVENUE BY GEOGRAPHIC LOCATION
(In thousands) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Americas	$10,047	$12,591	$32,487	$34,150
EMEA	5,713	5,353	21,823	19,618
APAC	4,315	7,264	15,304	17,526
Total Revenue	$20,075	$25,208	$69,614	$71,294

MARKFORGED HOLDING CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Nine Months Ended September 30, 2023 and 2022
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(51,362)	$(22,970)	$(89,369)	$(14,656)
Stock compensation expense	4,112	5,286	10,158	15,620
Change in fair value of warrant liabilities	94	448	(220)	(1,221)
Change in fair value of contingent earnout liability	2,502	656	2,509	(50,982)
Amortization	249	37	780	42
Goodwill impairment	29,467	—	29,467	—
Non-recurring costs[1]	1,147	1,436	7,039	4,420
Non-GAAP net loss	$(13,791)	$(15,107)	$(39,636)	$(46,777)

1Non-recurring costs incurred during the three months ended September 30, 2023 relate to litigation expenses of $1.1 million. Non-recurring costs incurred during the three months ended September 30, 2022 relate to litigation expenses of $0.8 million and transaction costs of $0.6 million. Non-recurring costs incurred during the nine months ended September 30, 2023 relate to long-lived asset impairment of $4.0 million and litigation expenses of $3.0 million. Non-recurring costs incurred during the nine months ended September 30, 2022 relate to litigation expenses of $2.5 million and transaction costs of $1.9 million.

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Cost of Revenue	2023	2022	2023	2022
Cost of revenue	$10,907	$12,959	$36,891	$34,514
Stock compensation expense	39	130	201	347
Amortization	214	26	660	31
Non-GAAP Cost of Revenue	10,654	12,803	36,030	34,136

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Gross Profit	2023	2022	2023	2022
Gross profit	$9,168	$12,249	$32,723	$36,780
Stock compensation expense	39	130	201	347
Amortization	214	26	660	31
Non-GAAP gross profit	9,421	12,405	33,584	37,158

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Sales and Marketing Expenses	2023	2022	2023	2022
Sales and marketing expenses	$8,194	$11,783	$28,436	$35,104

Stock compensation expense	448	917	1,423	2,540
Amortization	35	11	120	11
Non-GAAP sales and marketing expenses	7,711	10,855	26,893	32,553

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Research and Development Expenses	2023	2022	2023	2022
Research and development expenses	$9,724	$10,421	$30,390	$31,375
Stock compensation expense	1,195	1,326	3,524	4,317
Non-GAAP research and development expenses	8,529	9,095	26,866	27,058

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP General and Administrative Expenses	2023	2022	2023	2022
General and administrative expenses	$12,202	$12,873	$36,450	$38,094
Stock compensation expense	2,430	2,913	5,010	8,416
Non-recurring costs[1]	1,147	1,436	7,039	4,420
Non-GAAP general and administrative expenses	8,625	8,524	24,401	25,258

1Non-recurring costs incurred during the three months ended September 30, 2023 relate to litigation expenses of $1.1 million. Non-recurring costs incurred during the three months ended September 30, 2022 relate to litigation expenses of $0.8 million and transaction costs of $0.6 million. Non-recurring costs incurred during the nine months ended September 30, 2023 relate to long-lived asset impairment of $4.0 million and litigation expenses of $3.0 million. Non-recurring costs incurred during the nine months ended September 30, 2022 relate to litigation expenses of $2.5 million and transaction costs of $1.9 million.

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Operating Loss	2023	2022	2023	2022
Operating loss	$(50,419)	$(22,828)	$(92,020)	$(67,793)
Stock compensation expense	4,112	5,286	10,158	15,620
Amortization	249	37	780	42
Goodwill impairment	29,467	—	29,467	—
Non-recurring costs[1]	1,147	1,436	7,039	4,420
Non-GAAP operating loss	(15,444)	(16,069)	(44,576)	(47,711)

1Non-recurring costs incurred during the three months ended September 30, 2023 relate to litigation expenses of $1.1 million. Non-recurring costs incurred during the three months ended September 30, 2022 relate to litigation expenses of $0.8 million and transaction costs of $0.6 million. Non-recurring costs incurred during the nine months ended September 30, 2023 relate to long-lived asset impairment of $4.0 million and litigation expenses of $3.0 million. Non-recurring costs incurred during the nine months ended September 30, 2022 relate to litigation expenses of $2.5 million and transaction costs of $1.9 million.

Markforged Contacts:

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com